UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________________
FORM 8-K
 ________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2021
  ________________________________________

Masonite International Corporation
(Exact name of registrant as specified in its charter)
  ________________________________________

British Columbia, Canada	001-11796	98-0377314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2771 Rutherford Road
Concord, Ontario L4K 2N6 Canada
(Address of principal executive offices)

(800) 895-2723
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)
 ________________________________________

Securities registered pursuant to Section 12(b) of the Act:
Common Stock (no par value)	DOOR	New York Stock Exchange
(Title of class)	(Trading symbol)	(Name of exchange on which registered)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On December 31, 2021, Masonite International Corporation (the “Company”) entered into amended and restated employment agreements (collectively, the “Employment Agreements”) with each of the following named executive officers of the Company (each, an “Executive”): Howard C. Heckes, President and Chief Executive Officer; Russell T. Tiejema, Executive Vice President and Chief Financial Officer; Robert E. Lewis, Senior Vice President, General Counsel and Secretary; and Randal A. White, Senior Vice President, Global Operations and Supply Chain. The respective Employment Agreements supersede and replace the employment agreements between the Company and each of the Executives, the terms of which expire on December 31, 2021.
The Employment Agreements provide for a term that commences on December 31, 2021 and expires on December 31, 2024, unless earlier terminated (the “Employment Period”). Pursuant to the Employment Agreements, each Executive will continue to serve in his current position with the Company, as set forth above, and will have duties, responsibilities, and authority that are customary to such position.
The current annual base salary for each Executive is unchanged from the rate in effect immediately prior to the effectiveness of the Employment Agreements and remains subject to increase in the discretion of the Company’s Board of Directors (the “Board”). The current annual base salary for each Executive is: $890,000 for Mr. Heckes, $525,000 for Mr. Tiejema, $460,000 for Mr. Lewis and $450,000 for Mr. White. In addition, each Executive will continue to be eligible for an annual cash performance bonus which is payable upon the attainment of certain performance criteria established by the Board after consultation with the Company’s Chief Executive Officer. The target annual bonus amount for each Executive is unchanged from the target in effect for the current fiscal year, and each Executive’s current target annual bonus amount is: 120% of annual base salary for Mr. Heckes, 75% of annual base salary for Mr. Tiejema, 60% of annual base salary for Mr. Lewis and 60% of annual base salary for Mr. White. In addition, each Executive continues to be eligible to receive equity awards commensurate with his role as an officer of the Company and as determined by the Board.
The Employment Agreements provide that if, during the Employment Period, the Executive’s employment is terminated either by the Company other than for “cause” or “disability” or by the Executive for “good reason” (each as defined in the Employment Agreements), and subject to the Executive’s execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement (as described below), the Executive will be entitled to receive the following: (i) continued payment of the Executive’s annual base salary (the “Continued Severance Pay”) for (a) twenty-four months following the date of termination, if the Executive has been employed with the Company for more than two years on the date of termination or (b) twelve months following the date of termination, if the Executive has been employed with the Company for two years or less on the date of termination, (ii) a lump-sum payment of an amount equal to the pro-rata portion of the annual bonus for the year in which the termination occurs, based on actual performance, that the Executive would have been paid if the Executive had remained employed with the Company, and (iii) twelve months of continued participation in the Company’s medical, dental and hospitalization insurance coverage on the same terms and conditions as applicable if the Executive had remained employed for such period, or a monthly cash payment in lieu thereof equal to the difference between the full monthly plan premium payment and the current monthly premium paid as an active employee (the “Continued Benefits”). The Employment Agreements provide that if the Executive’s employment terminates upon the expiration of the Employment Period as a result of the Company’s failure to offer to renew the Employment Agreement on the same terms and conditions, the Executive will be entitled to receive: (i) the Continued Severance Pay for twenty-four months following the date of termination and (ii) the Continued Benefits.
In addition, the Employment Agreements provide that if (x) during the two year period following a “change in control” (as defined in the Employment Agreements), the Executive’s employment with the Company is terminated either by the Company other than for cause or disability or by the Executive for good reason or as a result of the Company’s failure to offer to renew the Employment Agreement on the same terms and conditions, or (y) any such termination of the Executive’s employment occurs prior to a change in control, if such termination was at the request of a third party or otherwise arose in anticipation of such change in control, then, in each case, the Executive will be entitled to the applicable severance payments and benefits described in the preceding paragraph (subject to the Executive’s execution and non-revocation of a general release of claims and continued compliance with the restrictive covenants set forth in the Employment Agreement), except that (i) in lieu of the Continued Severance Pay, the Executive will receive a lump sum payment in an amount equal to two times the sum of the Executive’s annual base salary and the average amount of the annual bonuses earned by the Executive for the two calendar years immediately preceding the year of the date of termination, and (ii) the Continued Benefits will be provided for twenty-four months (in lieu of twelve-months) following the date of termination.

The Employment Agreements also provide for customary non-competition, non-solicitation and employee no-hire covenants that apply during employment and the twenty-four month period thereafter and a perpetual confidentiality covenant. In addition, if any payments or benefits provided to the Executive in connection with a change in control are subject to excise taxes as a result of the application of Sections 280G and 4999 of the Internal Revenue Code, such payments and benefits will be reduced so that no excise tax is payable, but only if this reduction results in a more favorable after-tax position for the Executive.
The above summary of the terms of the Employment Agreements with each Executive is qualified in its entirety by reference to the Employment Agreements themselves, each of which is attached to this Report as Exhibit 10.1 (Mr. Heckes’ Employment Agreement), Exhibit 10.2 (Mr. Tiejema’s Employment Agreement), Exhibit 10.3 (Mr. Lewis’ Employment Agreement) and Exhibit 10.4 (Mr. White’s Employment Agreement) hereto and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, effective as of December 31, 2021, by and between Masonite International Corporation and Howard C. Heckes.
10.2	Amended and Restated Employment Agreement, effective as of December 31, 2021, by and between Masonite International Corporation and Russell T. Tiejema.
10.3	Amended and Restated Employment Agreement, effective as of December 31, 2021, by and between Masonite International Corporation and Robert E. Lewis.
10.4	Amended and Restated Employment Agreement, effective as of December 31, 2021, by and between Masonite International Corporation and Randal A. White.
104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASONITE INTERNATIONAL CORPORATION

Date:	January 4, 2022	By:	/s/ Robert E. Lewis
		Name:	Robert E. Lewis
		Title:	Senior Vice President, General Counsel and Secretary

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